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                                                                    Exhibit 10.2

                       AMENDMENT 2 TO EMPLOYMENT AGREEMENT

     Amendment 2 dated April 15, 2004 to Employment Agreement made and entered into as of the 17th day of May 1999, and amended on June 13, 2002, by and between Kroll Inc. and Michael G. Cherkasky (the "Executive" ) (the "Employment Agreement").

     Article 5 - Subparagraph 5.2 (b) "Change in Control of the Company" - is deleted and replaced with the following:

     (b) "Change in Control of the Company" shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than Jules B. Kroll personally (and specifically not his estate or personal representatives), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities, without the Executive's consent.

     Exhibit A - Paragraph (a) Salary - is deleted and replaced with the following:

     (a) Salary. The Company shall pay the Executive a base salary during the Term, payable in accordance with the normal payment procedures of the Company, subject to such withholdings and other normal employee deductions as may be required by law, at the annual rate of not less than $655,000. The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") shall review such compensation not less frequently than annually during the Term, but any adjustment in Executive's salary may only be greater than as previously set forth.

     All other provisions of the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has dully executed this Amendment effective as of the date first written above.


                                                  Kroll Inc.



                                                  By: /s/ Jules Kroll
                                                     ---------------------------

                                                  Executive:

                                                  /s/ Michael G. Cherkasky
                                                  ------------------------------
                                                  Michael G. Cherkasky